                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

               Date of Earliest Event Reported: February 10, 2004
                        (date of earliest event reported)

                    RESIDENTIAL ASSET SECURITIES CORPORATION
               (Exact name of Registrant as Specified in Charter)

               Delaware                               333-108865                             51-0362653
            (State or Other                           (Commission                         (I.R.S. Employer
    Jurisdiction of Incorporation)                   File Number)                      Identification Number)

   8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437
               (Address of Principal Executive Offices) (Zip Code)

                                  Registrant's telephone number, including area code: (952) 857-7000

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Items 1 through 4, Item 6, Item 8 and Item 9 are not included because they are not applicable.

Item 5.  Other Events

Filing of Computational Materials

In connection with the proposed offering of the Residential Asset Securities
Corporation Home Equity Mortgage Asset-Backed Pass-Through Certificates, Series
2004-KS2, Residential Securities Funding Corporation ("RSFC") and Banc of
America Securities LLC., as representative of the several underwriters (together with RSFC, the "Underwriters"), have each prepared certain materials (the
"Computational Materials") for distribution to potential investors. Although
Residential Asset Securities Corporation (the "Company") provided the
Underwriters with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to the Notes, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or
similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibits
99.1 hereto are filed herewith.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

         99.1     Computational Materials - Banc of America Securities LLC

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              RESIDENTIAL ASSET SECURITIES CORPORATION

                                                     By:                  /s/ Benita Bjorgo
                                                          ------------------------------------------------
                                                                            Benita Bjorgo
                                                                           Vice President

Dated:  March 1, 2004

EXHIBIT INDEX

Exhibit No.                Description of Exhibit

99.1     Computational Materials - Banc of America Securities LLC